EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-3

REGISTRATION STATEMENT

(Form Type)

iSun, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities
	Equity	Common Stock, $.0001 par value per share	415 (a)(6)	(1)	(1)	$1.00 (2)			S-3	333-251154	December 11, 2020	$1,404.02
	Total Offering Amounts					$1.00		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$0.00

(1)	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to the class of securities to be registered pursuant to General Instruction II.D of Form S-3. There are being registered under this Registration Statement such indeterminate number of shares of Common Stock as may be sold by the Registrant from time to time, which shall have an aggregate initial offering price not to exceed $50,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $9,512,337.34 of unsold securities (“the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-251154), which was declared effective on December 11, 2020 (the “Prior Registration Statement”). The Registrant sold $40,487,663.66, calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, of such securities under the Prior Registration Statement, leaving the balance of $9,512,337.34 of Unsold Securities, in respect of which the registrants paid a filing fee of $5,455.00 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) in connection with the filing of the Prior Registration Statement. Pursuant to Rule 415(a)(6), $1,404.02 of the filing fee of $5,455.00 associated with the offering of the Unsold Securities is hereby carried forward to be applied to $9,512,337.34 of Unsold Securities registered hereunder, and as a result, no additional filing fee is due with respect to the Unsold Securities included in this Registration Statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.